UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 15, 2007

Date of Report (Date of earliest event reported)

DJO INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16757	33-0978270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1430 Decision Street
Vista, California		92081
(Address of Principal Executive Offices)		(Zip Code)

(800) 336-5690

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2007, DJO Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ReAble Therapeutics Finance LLC, a Delaware limited liability company (“Parent”), and Reaction Acquisition Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent is controlled by affiliates of The Blackstone Group (“Blackstone”). The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Company’s Board of Directors (the “Board”) and a Transaction Committee of the Board comprised entirely of independent directors.

Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent. As of the effective time of the Merger, each issued and outstanding share of common stock of the Company will generally be cancelled and converted into the right to receive $50.25 in cash, without interest.

Parent has provided the Company an equity commitment from an affiliate of Blackstone and obtained a debt financing commitment, the proceeds of which will provide for the necessary funds to consummate the transactions contemplated by the Merger Agreement.

The Merger Agreement contains a 50-day “go-shop” provision pursuant to which the Company may solicit and negotiate competing takeover proposals during such period. After that period, the Company is subject to a “no-shop” provision, which restricts its ability to solicit, discuss or negotiate competing proposals, other than with persons that have made a takeover proposal during the go-shop period that the Board determines in good faith is bona fide and constitutes, or could reasonably be expected to result in, a “Superior Proposal” as defined in the Merger Agreement (each such person an “Excluded Party”). The no-shop restriction does not apply to any party that submits a written takeover proposal after the go-shop period that the Board determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal, and that failure to enter into discussions or negotiations with such party would reasonably be expected to result in a breach of the Board’s fiduciary duties.

The Merger Agreement contains certain termination rights for both the Company, including if the Company receives a takeover proposal that the Board determines in good faith constitutes a Superior Proposal and that failure to terminate would reasonably be expected to result in a breach of its fiduciary duties, and otherwise complies with the terms of the Merger Agreement, and Parent under specified circumstances. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay a fee of $37.4 million to Parent (or $18.7 million if there is a termination in connection with a takeover proposal from an Excluded Party) or reimburse up to $5 million of Parent’s expenses. If the Merger does not occur because Parent’s debt financing arrangements fail to close, Parent will be required to pay a fee of $37.4 million to the Company. An affiliate of Blackstone has delivered to the Company a limited guaranty of Parent’s obligation to pay certain amounts under the Merger Agreement (including the $37.4 million fee), up to a maximum amount equal to $100 million.

Consummation of the Merger is subject to several conditions, including the adoption of the Merger Agreement by the Company’s stockholders, the absence of certain legal impediments, the obtaining of certain foreign and domestic regulatory approvals and other customary closing conditions.

The foregoing summary of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01 Other Events

On July 16, 2007, the Company issued a press release announcing that it entered into the Merger Agreement. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information About the Merger and Where to Find It

In connection with the proposed transaction, the Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS THAT THE COMPANY MAY FILE WITH THE SEC IN THEIR ENTIRETY WHEN SUCH MATERIALS BECOME AVAILABLE, BECAUSE THE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. Stockholders will be able to obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from the Company by directing a request to: DJO Incorporated, 1430 Decision Street, Vista, CA, 92081, Attention: Mark Francois, Director of Investor Relations (Tel: 1-760-734-4766, Email: mark.francois@djortho.com).

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s 2006 Annual Report on Form 10-K, filed with the SEC on March 1, 2007 and the Company’s proxy statement for its 2007 annual meeting of stockholders, filed with the SEC on April 20, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement filed with the SEC in connection with the Special Meeting of Stockholders when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 15, 2007, among ReAble Therapeutics Finance LLC, Reaction Acquisition Merger Sub, Inc. and DJO Incorporated.
99.1	Press release dated July 16, 2007.

*                 Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJO INCORPORATED

Date: July 16, 2007	By:	/s/ Donald M. Roberts
Name: Donald M. Roberts
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of July 15, 2007, among ReAble Therapeutics Finance LLC, Reaction Acquisition Merger Sub, Inc. and DJO Incorporated.
99.1	Press release dated July 16, 2007.

*                 Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.